Exhibit 99.1

Alnylam Pharmaceuticals Reports First Quarter 2021 Financial Results and Highlights Recent Period Activity

− Achieved First Quarter 2021 Combined Net Product Revenues of $136 Million for ONPATTRO®, GIVLAARI®, and OXLUMO® –

− Advanced Vutrisiran toward Market with Positive Results from HELIOS-A Phase 3 Study and Submission of New Drug Application (NDA) with U.S. Food and Drug Administration (FDA) –

– Launched “Alnylam P5x25” Strategy to Deliver Transformative Rare and Prevalent Disease Medicines for Patients Around the World Through Sustainable Innovation and Exceptional Financial Performance –

– Provides Enrollment Update on HELIOS-B Phase 3 Study of Vutrisiran and Now Expects to Complete Enrollment in Late 2021, Ahead of Previous Expectations –

CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 29, 2021--Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the first quarter ended March 31, 2021 and reviewed recent business highlights.

“We are extremely pleased with the commercial performance of our marketed products in the first quarter, reflecting strong execution by our global commercial teams. In particular, we achieved steady and continued growth for ONPATTRO with approximately 13% quarterly growth and we observed strong initial demand for OXLUMO in its first full quarter of launch. We also presented positive results from the HELIOS-A Phase 3 study of vutrisiran, and with our recent NDA filing we are one step closer to potentially bringing this transformative medicine to patients. Given the strong pace of enrollment in the HELIOS-B Phase 3 study of vutrisiran, we are announcing today that we expect to complete study enrollment in late 2021, earlier than previously anticipated,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “Finally, early in the quarter we launched our new five-year vision, ‘Alnylam P5x25,’ marking our strategy for a planned transition to a top five biotech company in market capitalization by the end of 2025. With Alnylam P5x25, we aim to deliver transformative medicines for rare and prevalent diseases to patients around the world, while advancing a robust and high-yielding pipeline of first and/or best-in-class clinical programs from our organic product engine, while delivering strong topline growth and profitability within the period.”

First Quarter 2021 and Recent Significant Corporate Highlights

Commercial Performance

ONPATTRO®

  Achieved global net product revenues for the first quarter of 2021 of $102 million, representing 13% growth compared to Q4 2020.
  Attained over 1,500 patients worldwide on commercial ONPATTRO treatment as of March 31, 2021.
  Secured additional market access with over 30 countries now selling ONPATTRO through direct reimbursement, named patient sales, or reimbursed expanded access.

GIVLAARI®

  Achieved global net product revenues for the first quarter of 2021 of $25 million, representing 11% growth compared to Q4 2020.
  Attained approximately 225 patients worldwide on commercial GIVLAARI treatment as of March 31, 2021.
  Received marketing authorization approval for GIVLAARI in Switzerland for the treatment of acute hepatic porphyria in adults and adolescents.
  Continued strong progress toward establishing value-based agreements (VBAs), with over 10 VBAs finalized to date with commercial payers and confirmed access for over 98% of covered U.S. lives.
  Maintained steady progress with market access efforts across the CEMEA region, with recent launch in Italy, ongoing launch in Germany, Temporary Authorization for Use (ATU) supply in France, and named patient sales in other countries.

OXLUMO®

  Achieved global net product revenues for the first quarter of 2021 of $9 million, representing strong initial demand in the first full quarter of the OXLUMO launch.
  Received over 30 Start Forms in the U.S. and attained approximately 50 patients on commercial OXLUMO treatment in the U.S. and EU from launch through March 31, 2021.
  Continued strong progress toward establishing VBAs, with over 5 VBAs finalized to date with commercial payers and confirmed access for about two thirds of covered U.S. lives.
  Continued progress with market access efforts across the CEMEA region, with recent launch in Germany, ATU supply in France, and named patient sales in other countries.

R&D Highlights

Patisiran (the non-proprietary name for ONPATTRO), in development for the treatment of the cardiomyopathy of both hereditary and wild-type ATTR amyloidosis

  Continued enrollment in the APOLLO-B Phase 3 study in ATTR amyloidosis patients with cardiomyopathy and remain on track to complete enrollment in early 2021.

Vutrisiran, a subcutaneously administered investigational RNAi therapeutic in development for the treatment of ATTR amyloidosis

  Filed a NDA with the FDA.
  Presented positive 9-month results from the HELIOS-A Phase 3 study.
  Announces today that due to strong pace of enrollment in the HELIOS-B Phase 3 study, the Company now expects to complete study enrollment in late 2021, earlier than previously anticipated.

Lumasiran (the non-proprietary name for OXLUMO), for the treatment of primary hyperoxaluria type 1 (PH1)

  Continued dosing PH1 patients with advanced renal disease in the ILLUMINATE-C Phase 3 study, and remain on track to report topline results in mid-2021.

Inclisiran (the non-proprietary name for Leqvio®) for the treatment of hypercholesterolemia or mixed dyslipidemia, in collaboration with Novartis

  Response to U.S. Complete Response Letter to be submitted Q2-Q3 2021.
  ORION-4 readout expected 2026 due to COVID-19.

Fitusiran, in development for the treatment of hemophilia A or B with and without inhibitors, in collaboration with Sanofi

  The amended protocol for all ongoing adult and adolescent fitusiran clinical studies, aimed at further enhancing the benefit-risk profile, was presented at the 14th Annual Congress of the European Association for Haemophilia and Allied Disorders (EAHAD).

Early- and mid-stage RNAi therapeutic pipeline programs

  Continued enrollment and dosing in the Phase 2 study of cemdisiran monotherapy in IgA nephropathy, and continued dosing in a Phase 1 study of combination therapy with pozelimab, an anti-C5 monoclonal antibody, in collaboration with Regeneron.
  Alnylam’s partner Vir Biotechnology continued enrollment and dosing in a Phase 2 combination trial of ALN-HBV02 (VIR-2218) with pegylated interferon-alpha (PEG-IFN-α).
  Presented updated positive interim results from the Phase 1 study of ALN-AGT, in development for the treatment of hypertension.
  Continued enrollment and dosing in the Phase 1 study of ALN-HSD, in development for the treatment of non-alcoholic steatohepatits (NASH) , in collaboration with Regeneron.
  Continued progress with investigational RNAi therapeutics for CNS and ocular diseases, including advancement of ALN-APP, in development for the treatment of autosomal dominant Alzheimer’s Disease (ADAD) and cerebral amyloid angiopathy (CAA), with an expected CTA filing in mid-2021, in collaboration with Regeneron.

Additional Business Updates

  Launched Alnylam P5x25 strategy.
  Issued first ever Corporate Responsibility Summary.

Upcoming Events

In mid-2021, Alnylam intends to:

  Complete enrollment in the APOLLO-B Phase 3 study of patisiran
  Initiate a study of vutrisiran administered biannually
  File a CTA for ALN-APP
  Achieve marketing authorization for GIVLAARI in Japan
  Achieve marketing authorization for OXLUMO in Brazil
  Report topline results from the ILLUMINATE-C Phase 3 study of lumasiran
  Initiate KARDIA Phase 2 studies of ALN-AGT

Financial Results for the Quarter Ended March 31, 2021

“We continued to see strong performance from our commercial products in the first quarter of 2021, and are pleased with the impact that our three wholly owned products are having on patients around the world,” said Jeff Poulton, Chief Financial Officer of Alnylam. “We are reiterating our guidance that we expect to achieve between $610 million and $660 million in combined net product revenues across our three wholly owned commercial brands for the full year 2021. Through strong topline growth, and by continuing to demonstrate disciplined investment in our operations, we believe that we are effectively transitioning toward achieving a self-sustainable financial profile in line with our Alnylam P5x25 strategy.”

Financial highlights

(in thousands, except per share amounts)
	Three Months Ended March 31,
	2021	2020

Net product revenues	$135,769	$71,938
ONPATTRO net product revenues	$101,951	$66,664
GIVLAARI net product revenues	$24,673	$5,274
OXLUMO net product revenues	$9,145	$—

Net revenue from collaborations	$41,797	$27,538

GAAP operating loss	$(186,254)	$(210,158)
Non-GAAP operating loss	$(130,564)	$(175,580)

GAAP net loss	$(200,291)	$(182,221)
Non-GAAP net loss	$(191,617)	$(171,754)

GAAP net loss per common share - basic and diluted	$(1.71)	$(1.62)
Non-GAAP net loss per common share - basic and diluted	$(1.64)	$(1.52)

Net Product Revenues

  Combined net product revenues increased 89% compared to the first quarter of 2020, primarily due to increased ONPATTRO demand in the U.S. and Europe, the ongoing launch of GIVLAARI, and the initial launch of OXLUMO in the first quarter of 2021.

Net Revenues from Collaborations

  Net revenues from collaborations increased 52% compared to the first quarter of 2020, primarily due to an increase in revenue from our collaborations with Regeneron and Novartis.

First Quarter 2021 Expenses

	Three Months Ended March 31,
	2021	2020

GAAP research and development expenses	$185,899	$169,571
Non-GAAP research and development expenses	$161,524	$153,522

GAAP selling, general and administrative expenses	$146,859	$126,761
Non-GAAP selling, general and administrative expenses	$115,544	$108,232

Research & Development (R&D) Expenses

  GAAP and Non-GAAP R&D expenses increased compared to the first quarter of 2020 primarily due to increased investment in clinical activities in our late stage programs, and GAAP R&D expenses also increased due to higher performance-based stock expense.

Selling, General & Administrative (SG&A) Expenses

  GAAP and Non-GAAP SG&A expenses increased compared to the first quarter of 2020 primarily due to increased investment to support the global growth of our three commercial products, including the initial launch of OXLUMO, and GAAP SG&A expenses also increased due to higher performance-based stock expense.

Other Financial Highlights

Total Other (Expense) Income

  Interest expense was $32.5 million in the first quarter 2021 which included $28.2 million associated with the sale of future royalties and $4.3 million from our long-term debt following the initial $200 million drawdown of our Blackstone credit facility at year-end 2020.
  Change in the fair value of our development derivative liability associated with our R&D funding arrangement with Blackstone on vutrisiran and ALN-AGT was $22.5 million in the first quarter 2021.

Cash and Investments

  Cash, cash equivalents and marketable securities were $1.71 billion as of March 31, 2021 compared to $1.87 billion as of December 31, 2020 with the decrease primarily due to our operating loss in the first quarter of 2021.

A reconciliation of our GAAP to non-GAAP results for the current quarter is included in the tables of this press release.

2021 Financial Guidance

Full year 2021 financial guidance is reiterated and consists of the following:

Combined net product revenues for ONPATTRO, GIVLAARI and OXLUMO	$610 million - $660 million
Net revenues from collaborations and royalties	$150 million - $200 million
GAAP R&D and SG&A expenses	$1,335 million - $1,455 million
Non-GAAP R&D and SG&A expenses*	$1,175 million - $1,275 million

*Excludes $160-$180 million of stock-based compensation expenses from estimated GAAP R&D and SG&A expenses.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses and unrealized gains on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of the unrealized gains on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet.

The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information

Management will provide an update on the Company and discuss first quarter 2021 results as well as expectations for the future via conference call on Thursday, April 29, 2021 at 8:30 am ET. To access the call, please dial 877-312-7507 (domestic) or +1-631-813-4828 (international) five minutes prior to the start time and refer to conference ID 7986608. A replay of the call will be available beginning at 11:30 am ET on the day of the call. To access the replay, please dial 855-859-2056 (domestic) or +1-404-537-3406 (international) and refer to conference ID 7986608.

A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About ONPATTRO® (patisiran)

ONPATTRO is an RNAi therapeutic that was approved in the United States and Canada for the treatment of the polyneuropathy of hATTR amyloidosis in adults. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby blocking the production of TTR protein before it is made. ONPATTRO blocks the production of TTR in the liver, reducing its accumulation in the body’s tissues in order to halt or slow down the progression of the polyneuropathy associated with the disease. For more information about ONPATTRO, visit ONPATTRO.com.

ONPATTRO Important Safety Information

Infusion-Related Reactions

Infusion-related reactions (IRRs) have been observed in patients treated with ONPATTRO® (patisiran). In a controlled clinical study, 19% of ONPATTRO-treated patients experienced IRRs, compared to 9% of placebo-treated patients. The most common symptoms of IRRs with ONPATTRO were flushing, back pain, nausea, abdominal pain, dyspnea, and headache.

To reduce the risk of IRRs, patients should receive premedication with a corticosteroid, acetaminophen, and antihistamines (H1 and H2 blockers) at least 60 minutes prior to ONPATTRO infusion. Monitor patients during the infusion for signs and symptoms of IRRs. If an IRR occurs, consider slowing or interrupting the infusion and instituting medical management as clinically indicated. If the infusion is interrupted, consider resuming at a slower infusion rate only if symptoms have resolved. In the case of a serious or life-threatening IRR, the infusion should be discontinued and not resumed.

Reduced Serum Vitamin A Levels and Recommended Supplementation

ONPATTRO treatment leads to a decrease in serum vitamin A levels. Supplementation at the recommended daily allowance (RDA) of vitamin A is advised for patients taking ONPATTRO. Higher doses than the RDA should not be given to try to achieve normal serum vitamin A levels during treatment with ONPATTRO, as serum levels do not reflect the total vitamin A in the body.

Patients should be referred to an ophthalmologist if they develop ocular symptoms suggestive of vitamin A deficiency (e.g. night blindness).

Adverse Reactions

The most common adverse reactions that occurred in patients treated with ONPATTRO were upper respiratory tract infections (29%) and infusion-related reactions (19%).

For additional information about ONPATTRO, please see the full Prescribing Information.

About GIVLAARI® (givosiran)

GIVLAARI is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal study, givosiran was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of aminolevulinic acid synthase 1 (ALAS1) messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, visit GIVLAARI.com.

GIVLAARI Important Safety Information

Contraindications

GIVLAARI is contraindicated in patients with known severe hypersensitivity to givosiran. Reactions have included anaphylaxis.

Anaphylactic Reaction

Anaphylaxis has occurred with GIVLAARI treatment (<1% of patients in clinical trials). Ensure that medical support is available to appropriately manage anaphylactic reactions when administering GIVLAARI. Monitor for signs and symptoms of anaphylaxis. If anaphylaxis occurs, immediately discontinue administration of GIVLAARI and institute appropriate medical treatment.

Hepatic Toxicity

Transaminase elevations (ALT) of at least 3 times the upper limit of normal (ULN) were observed in 15% of patients receiving GIVLAARI in the placebo-controlled trial. Transaminase elevations primarily occurred between 3 to 5 months following initiation of treatment.

Measure liver function tests prior to initiating treatment with GIVLAARI, repeat every month during the first 6 months of treatment, and as clinically indicated thereafter. Interrupt or discontinue treatment with GIVLAARI for severe or clinically significant transaminase elevations. In patients who have dose interruption and subsequent improvement, reduce the dose to 1.25 mg/kg once monthly. The dose may be increased to the recommended dose of 2.5 mg/kg once monthly if there is no recurrence of severe or clinically significant transaminase elevations at the 1.25 mg/kg dose.

Renal Toxicity

Increases in serum creatinine levels and decreases in estimated glomerular filtration rate (eGFR) have been reported during treatment with GIVLAARI. In the placebo-controlled study, 15% of patients receiving GIVLAARI experienced a renally-related adverse reaction. The median increase in creatinine at Month 3 was 0.07 mg/dL. Monitor renal function during treatment with GIVLAARI as clinically indicated.

Injection Site Reactions

Injection site reactions were reported in 25% of patients receiving GIVLAARI in the placebo-controlled trial. Symptoms included erythema, pain, pruritus, rash, discoloration, or swelling around the injection site. One (2%) patient experienced a single, transient, recall reaction of erythema at a prior injection site with a subsequent dose administration.

Drug Interactions

Concomitant use of GIVLAARI increases the concentration of CYP1A2 or CYP2D6 substrates, which may increase adverse reactions of these substrates. Avoid concomitant use of GIVLAARI with CYP1A2 or CYP2D6 substrates for which minimal concentration changes may lead to serious or life-threatening toxicities. If concomitant use is unavoidable, decrease the CYP1A2 or CYP2D6 substrate dosage in accordance with approved product labeling.

Adverse Reactions

The most common adverse reactions that occurred in patients receiving GIVLAARI were nausea (27%) and injection site reactions (25%).

For additional information about GIVLAARI, please see full Prescribing Information.

About OXLUMO® (lumasiran)

OXLUMO is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary oxalate levels in pediatric and adult patients. HAO1 encodes glycolate oxidase (GO), an enzyme upstream of the disease-causing defect in PH1. OXLUMO works by degrading HAO1 messenger RNA and reducing the synthesis of GO, which inhibits hepatic production of oxalate – the toxic metabolite responsible for the clinical manifestations of PH1. In the pivotal ILLUMINATE-A study, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. Injection site reactions (ISRs) were the most common drug-related adverse reaction. In the ILLUMINATE-B pediatric Phase 3 study, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc conjugate technology designed to increase potency and durability. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly thereafter at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, visit OXLUMO.com.

OXLUMO Important Safety Information

Adverse Reactions

The most common adverse reaction that occurred in patients treated with OXLUMO was injection site reaction (38%). Symptoms included erythema, pain, pruritus, and swelling.

Pregnancy and Lactation

No data are available on the use of OXLUMO in pregnant women. No data are available on the presence of OXLUMO in human milk or its effects on breastfed infants or milk production. Consider the developmental and health benefits of breastfeeding along with the mother’s clinical need for OXLUMO and any potential adverse effects on the breastfed child from OXLUMO or the underlying maternal condition.

For additional information about OXLUMO, please see the full Prescribing Information.

About LNP Technology

Alnylam has licenses to Arbutus Biopharma LNP intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi

RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines, known as RNAi therapeutics, is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam's RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) is leading the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare genetic, cardio-metabolic, hepatic infectious, and central nervous system (CNS)/ocular diseases. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach for the treatment of a wide range of severe and debilitating diseases. Founded in 2002, Alnylam is delivering on a bold vision to turn scientific possibility into reality, with a robust RNAi therapeutics platform. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), GIVLAARI® (givosiran), and OXLUMO® (lumasiran), as well as Leqvio® (inclisiran), which is being developed and commercialized by Alnylam’s partner Novartis. Alnylam has a deep pipeline of investigational medicines, including six product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam, on LinkedIn, or on Instagram.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam’s expectations, plans and prospects, including, without limitation, its plans for additional global regulatory filings and the continuing product launches of its approved products and expectations regarding reimbursement for those products in various territories, expectations regarding FDA review of inclisiran, conditions at the third party manufacturer where inclisiran is manufactured and the expected timing of resubmission of the inclisiran NDA by Novartis, the achievement of additional pipeline milestones, including relating to ongoing clinical studies of patisiran and vutrisiran and the expected timing for completion of study enrollment in the APOLLO-B and HELIOS-B Phase 3 studies, lumasiran and the timing of topline results from the ILLUMINATE-C Phase 3 study, the expected timing for filing a CTA for ALN-APP, expectations relating to continued revenue growth for its approved products and the expected range of net product revenues and net revenues from collaborations and royalties for 2021, the expected range of aggregate annual GAAP and non-GAAP R&D and SG&A expenses, and expectations regarding Alnylam’s ability to achieve its “Alnylam P5x25” strategy, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: the direct or indirect impact of the COVID-19 global pandemic or any future pandemic on Alnylam’s business, results of operations and financial condition and the effectiveness or timeliness of Alnylam’s efforts to mitigate the impact of the pandemic; Alnylam's ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; successfully launching, marketing and selling its approved products globally; delays, interruptions or failures in the manufacture and supply of its product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the indication for ONPATTRO in the future; Alnylam's ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam's dependence on third parties for the development and commercialization of certain products, including Novartis, Regeneron and Vir; the outcome of litigation; the potential impact of a current government investigation and the risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and in its other SEC filings. In addition, any forward-looking statements represent Alnylam's views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Statements of Operations
Revenues:
Net product revenues	$135,769	$71,938
Net revenues from collaborations	41,797	27,538
Total revenues	177,566	99,476

Operating costs and expenses:
Cost of goods sold	23,023	13,302
Cost of collaborations	8,039	—
Research and development	185,899	169,571
Selling, general and administrative	146,859	126,761
Total operating costs and expenses	363,820	309,634
Loss from operations	(186,254)	(210,158)
Other (expense) income:
Interest expense	(32,515)	—
Interest income	450	5,480
Other income, net	19,044	23,032
Total other (expense) income	(13,021)	28,512
Loss before income taxes	(199,275)	(181,646)
Provision for income taxes	(1,016)	(575)
Net loss	$(200,291)	$(182,221)
Net loss per common share - basic and diluted	$(1.71)	$(1.62)
Weighted-average common shares used to compute basic and diluted net loss per common share	117,080	112,748

ALNYLAM PHARMACEUTICALS, INC. RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (In thousands, except per share amounts)

	Three Months Ended
	March 31, 2021	March 31, 2020
Reconciliation of GAAP to Non-GAAP research and development:
GAAP Research and development	$185,899	$169,571
Less: Stock-based compensation expenses	(24,375)	(16,049)
Non-GAAP Research and development	$161,524	$153,522

Reconciliation of GAAP to Non-GAAP selling, general and administrative:
GAAP Selling, general and administrative	$146,859	$126,761
Less: Stock-based compensation expenses	(31,315)	(18,529)
Non-GAAP Selling, general and administrative	$115,544	$108,232

Reconciliation of GAAP to Non-GAAP operating loss:
GAAP operating loss	$(186,254)	$(210,158)
Add: Stock-based compensation expenses	55,690	34,578
Non-GAAP operating loss	$(130,564)	$(175,580)

Reconciliation of GAAP to Non-GAAP net loss:
GAAP net loss	$(200,291)	$(182,221)
Add: Stock-based compensation expenses	55,690	34,578
Less: Unrealized gain on marketable equity securities	(47,016)	(24,111)
Non-GAAP net loss	$(191,617)	$(171,754)

Reconciliation of GAAP to Non-GAAP net loss per common share-basic and diluted:
GAAP net loss per common share - basic and diluted	$(1.71)	$(1.62)
Add: Stock-based compensation expenses	0.48	0.31
Less: Unrealized gain on marketable equity securities	(0.40)	(0.21)
Non-GAAP net loss per common share - basic and diluted	$(1.64)	$(1.52)

Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share amounts) (Unaudited)

	March 31, 2021	December 31, 2020
Cash, cash equivalents, and marketable debt and equity securities	$1,709,537	$1,874,395
Restricted investments	40,725	40,725
Accounts receivable, net	110,626	102,413
Inventory	91,040	92,302
Prepaid expenses and other assets	101,556	90,712
Property, plant and equipment, net	464,572	465,029
Operating lease right-of-use lease assets	237,213	241,485
Receivable related to the sale of future royalties	500,000	500,000
Total assets	$3,255,269	$3,407,061
Accounts payable, accrued expenses and other liabilities	$386,369	$445,783
Total deferred revenue	324,463	352,301
Operating lease liability	326,932	329,911
Liability related to the sale of future royalties	1,099,725	1,071,541
Long-term debt	191,590	191,278
Total stockholders’ equity (117.3 million shares issued and outstanding at March 31, 2021; 116.4 million shares issued and outstanding at December 31, 2020)	926,190	1,016,247
Total liabilities and stockholders' equity	$3,255,269	$3,407,061

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alnylam’s Annual Report on Form 10-K which includes the audited financial statements for the year ended December 31, 2020.

Contacts

Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom
(Investors and Media)
617-682-4340

Josh Brodsky
(Investors)
617-551-8276